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                                                                  EXHIBIT 10.18


            SECOND AMENDMENT TO BUSINESS ACCOUNT OPERATING AGREEMENT


        This Second Amendment to Business Account Operating Agreement, dated as of November 30, 2001 (the "Amendment"), between Nordstrom, Inc., a Washington corporation ("Nordstrom") and Nordstrom Credit, Inc., a Colorado corporation ("Credit"), amends and supplements that certain Business Account Operating Agreement, dated as of February 1, 1997 as amended by that certain First Amendment to Business Account Operating Agreement between Nordstrom and Credit dated as of October 1, 2001 (the "Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.

        Nordstrom and Credit wish to amend the Agreement, as set forth in this Amendment.

        Therefore, in consideration of the mutual covenants and conditions contained herein, the parties hereby amend and supplement the Agreement as follows:

           1. Section 2.01(g) is amended in its entirety to state as follows:

                      "(g) The parties hereto intend that the conveyance of Nordstrom's right, title and interest in and to the Receivables shall constitute an absolute sale, conveying good title free and clear of any Liens, claims, encumbrances or rights of others (other than Liens relating to consignments of product sold in certain Nordstrom retail locations ("Consignments") which Liens against Receivables are incidental to Nordstrom's sale of such products) from Nordstrom to Credit. It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that Nordstrom shall be deemed to have granted and does hereby grant to Credit a security interest, in all of Nordstrom's right, title and interest, whether owned on the Closing Date or thereafter acquired, in, to and under the Receivables and all money, accounts, payment intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit and advices of credit consisting of, arising from or related to the Receivables and all proceeds (including "proceeds" as defined in the Uniform Commercial Code (the "UCC") thereof to secure the obligations of Nordstrom hereunder."

           2. Section 2.01(h) is amended in its entirety to state as follows:

                      "(h) Nordstrom makes the following representations and warranties to Credit. The representations and warranties speak as of the date of this Amendment and as of each subsequent date Receivables are transferred. In the


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           event a sale of the Receivables is permitted in accordance with
           Section 2.01(h) above, such representations and warranties shall survive the sale, transfer and assignment of the Receivables to Nordstrom Private Label Credit Card Master Note Trust (the "Trust"), the pledge thereof to Wells Fargo Bank Minnesota, N.A., as Indenture Trustee (the "Indenture Trustee") and the termination of this Agreement and shall not be waived by any party hereto unless the Rating Agency Condition (as defined in the Indenture, dated a of October 1, 2001 (the "Indenture") between the Trust and the Indenture Trustee) is satisfied.

                                 (i) This Agreement creates a valid and
                      continuing security interest (as defined in the applicable
                      UCC) in the Receivables in favor of Credit, which security interest is prior to all other Liens other than the Liens associated with the Consignments and/or of the Indenture, and is enforceable as such as against creditors of and purchasers from Nordstrom.

                                 (ii) The Receivables constitute "accounts"
                      within the meaning of the applicable UCC.

                                 (iii) Nordstrom owns and has good and
                      marketable title to the Receivables free and clear of any Lien (other than the Liens relating to the Consignments), claim or encumbrance of any Person.

                                 (iv) Nordstrom has caused the filing of all
                      appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to Credit hereunder.

                                 (v) Other than the security interest granted to
                      Credit pursuant to this Agreement or with respect to the Consignments, Nordstrom has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Nordstrom has not authorized the filing of and is not aware of any financing statements against Nordstrom that include a description of collateral covering the Receivables other than the Liens relating to the Consignments and any financing statement relating to the security interest granted to Credit hereunder or that has been terminated. Nordstrom is not aware of any judgment or tax lien filings against Nordstrom."

           3. Except as specifically amended hereby, the original terms and conditions of the Agreement (as amended by the First Amendment to Business Account Operating Agreement) are unchanged and in full force and effect.

           4. This Amendment shall be governed and construed in accordance with the laws of the State of Colorado.



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           IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.


                                     NORDSTROM, INC.


                                     By: /s/ Robert E. Campbell
                                         ------------------------------------
                                     Name:   Robert E. Campbell
                                     Title:  Treasurer



                                     NORDSTROM CREDIT, INC.


                                     By: /s/ Carol S. Powell
                                         ------------------------------------
                                     Name:  Carol S. Powell
                                     Title: Assistant Treasurer



Acknowledged and Agreed

NORDSTROM fsb


By: /s/ Denny D. Dumler
    ------------------------------------
Name:  Denny D. Dumler
Title: President


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